Exhibit 99.1

FOR IMMEDIATE RELEASE

Bowman Announces Results From 2025 Annual Meeting

Board of Directors elects to split chairman and chief executive officer roles and realign certain committee assignments

May 27, 2025, Reston, VA—Bowman Consulting Group Ltd. (NASDAQ: BWMN), a national provider of engineering services and program management, announced the results of its 2025 Annual Meeting of Stockholders held on May 24, 2025. Gary Bowman and Stephen Riddick were each re-elected as directors to serve three-year terms expiring at the 2028 Annual Meeting of Stockholders. The Company also announced the decision of the Board of Directors to separate the chairman and chief executive roles and realign certain committee assignments.

The Board of Directors elected James Laurito, an independent director and chair of the Compensation Committee, to serve as Chair of the Board. Gary Bowman, the Company’s founder, will continue to serve as chief executive officer. In connection with the election of Laurito to the role of chairman, the Board of Directors appointed Patricia Mulroy, an independent director, as chair of the Compensation Committee. Stephen Riddick and Raymond Vicks, Jr, will continue to serve as chair of the Nominating and Corporate Governance Committee and the Audit Committee, respectively.

“As we approach the end of our time as an emerging growth company and look ahead to the next chapter of our extraordinary story, we feel it is the right time to separate the roles of chairman and CEO to further strengthen our governance posture and continue our evolution as a public company,” said Gary Bowman, founder and chief executive officer of Bowman. “Through my unique perspective as the founder, I can assure our shareholders and employees that Jim is an excellent choice for an independent chairman. I’m excited to embark on the next phase of our collective Bowman journey.”

Laurito has served as an independent director of Bowman since March 2021. He was executive vice president and chief technology officer of Fortis, Inc., (NYSE: FTS) from May 2018 until his retirement in December 2021 where he was responsible for mergers and acquisitions, strategy, business development, innovation, technology and cybersecurity. Prior, he was president and CEO of Central Hudson Gas & Electric Corp. and CH Energy Group, Inc., the holding company of Central Hudson Gas & Electric. Laurito has also held president and CEO roles at Central Hudson Gas & Electric Corp., New York State Electric & Gas and Rochester Gas & Electric Corp. He earned a Bachelor of Science degree in civil engineering from West Virginia University.

“I am honored to take on the role of chairman at such a pivotal time for Bowman,” said Laurito. “Since joining Bowman’s board in connection with its IPO in 2021, I’ve seen firsthand the Company’s unwavering commitment to innovation, operational excellence, governance integrity and long-term value creation. I look forward to supporting Gary and my fellow directors as the leadership of Bowman continues to build on that strong foundation, deliver innovative engineering solutions and generate increasing value for all our stakeholders.”

During the Company’s annual meeting, stockholders also ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. Additional governance information and current committee compositions can be found on the Company’s investor website at investors.bowman.com.

About Bowman Consulting Group Ltd.

Headquartered in Reston, Virginia, Bowman is a national engineering services firm delivering infrastructure, technology and project management solutions to customers who own, develop and maintain the built environment. With over 2,300 employees in more than 100 locations throughout the United States, Bowman provides a variety of planning, engineering, geospatial, construction management, commissioning, environmental consulting, land procurement and other technical services to customers operating in a diverse set of regulated end markets. Bowman trades on the Nasdaq under the symbol BWMN. For more information, visit bowman.com or investors.bowman.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “goal” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. Considering these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements after the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Relations Contact:

Betsy Patterson

ir@bowman.com

General Media Contact:

Christina Nichols

pr@bowman.com